Exhibit 32.2

Certification Pursuant To 18 U.S.C. Section 1350 By The Chief Financial Officer,
As Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002.

I, Thomas Fitzgerald, Executive Vice President and Chief Financial Officer of Burlington Coat Factory Investments Holdings, Inc.  (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Annual Report on Form 10-K of the Company for the fiscal year ended June 2, 2007 (the “Report”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 30, 2007

/s/ Thomas Fitzgerald
Thomas Fitzgerald
Executive Vice President - Chief Financial Officer
(Principal Financial Officer)